FOR IMMEDIATE RELEASE

CONTACT:	Nigel P. Hebborn
Executive Vice President
401-274-5658 ext. 714
www.nestor.com

NESTOR, INC TO PRESENT AT COWEN AND COMPANY 34TH ANNUAL TECHNOLOGY CONFERENCE, MAY 31, 2006

Providence, RI - May 30, 2006 - Nestor, Inc. (NASDAQ: NEST), is pleased to announce that William Danzell, President and CEO, will be presenting at Cowen and Company’s 34th Annual Technology Conference on May 31st, 2006. Mr. Danzell will present from 10:30AM until 11:00AM.

The company’s presentation during the conference will be available online both live and in an archived version at http://www.corporate-ir.net/ireye/confLobby.zhtml?ticker=NEST&item_id=1325731 and through the Nestor website, www.nestor.com. The archived version will be available from approximately one hour after the end of Mr. Danzell’s presentation until Tuesday, June 6th at approximately 11:59PM.

Nestor Traffic Systems provides automated traffic enforcement solutions to state and municipal governments. Nestor Traffic Systems is the exclusive North American distributor for Vitronic’s PoliScanSpeed™ scanning LiDAR, which tracks multiple vehicles bidirectionally in multiple lanes simultaneously. CrossingGuard® uses patented multiple, time-synchronized videos to capture comprehensive evidence of red light and speed violations. CrossingGuard®is registered trademark of Nestor Traffic Systems, Inc. Collision Avoidance™ is a trademark of Nestor Traffic Systems, Inc. PoliScanSpeed™ is a trademark of Vitronic. For more information, call (401) 274-5658 or visit www.nestor.com.

Statements in this press release about future expectations, plans and prospects for Nestor, including statements containing the words "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements and investors should not place undue reliance on our forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including: market acceptance of our products, competition, patent protection of our technology, and other factors discussed in Risk Factors in our most recent Annual Report on Form 10-K filed with the SEC. Investors are advised to read Nestor's Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed after our most recent annual or quarterly report. The forward-looking statements included in this press release represent our current views and we specifically disclaim any obligation to update these forward-looking statements in the future.

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